Exhibit 10.48

EMPLOYMENT AGREEMENT

(Amended and Restated as of January 31, 2025)

This EMPLOYMENT AGREEMENT (this “Agreement” including Exhibits and Schedules) by and between Astrana Health, Inc., a Delaware corporation (the “Employer”), and Dinesh Kumar, MD (the “Employee,” and together with Employer, collectively referred to as the “Parties”) amends and restates and supersedes in its entirety, effective as of January 31, 2025 (the “Restatement Date”), that certain Employment Agreement by and between Astrana Health Enablement of Nevada, Inc., a Nevada corporation, and the Employee that originally became effective on January 23, 2024 (the “Effective Date”).

WHEREAS, the Employer desires to continue to employ the Employee on the terms and conditions set forth below, and the Employee is willing to serve the Employer on such terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.
Employment.
(a)
Engagement and Duties. Employer shall continue to employ the Employee as Chief Medical Officer during the Term of this Agreement to perform the duties outlined in Exhibit A to this Agreement and such other duties as may be assigned to the Employee from time to time by Employer’s Chief Executive Officer and President. Employee hereby accepts such employment by Employer upon the terms and subject to conditions set forth in this Agreement. Employee shall report to Brandon Sim, Chief Executive Officer and President. Employee shall devote his best efforts, skills and abilities, on a full-time basis, exclusively to the Employer’s business. Employee covenants and agrees to faithfully adhere to and fulfill such policies as are established from time to time by the Board of Directors (the “Board”) of Astrana Health, Inc. (formerly known as Apollo Medical Holdings, Inc.) (“Astrana Health”) or the Employer (“Policies”).
(b)
Performance of Services for Affiliates. In addition to the performance of services for Employer, Employee shall, to the extent so required by Employer, also perform services for its “Affiliates” (as defined in Section 6 below), provided that such services are consistent with the kind of services Employee performs or may be required to perform for Employer under this Agreement. If Employee performs any services for any Affiliate, Employee shall not be entitled to receive any compensation or remuneration in addition to or in lieu of the compensation and remuneration provided under this Agreement on account of such services for the Affiliate. The Policies will govern Employee’s employment by Employer and its Affiliates for which Employee is asked to provide services. In addition, Employee covenants and agrees that Employee will faithfully adhere to and fulfill such additional policies as may be established from time to time by the board of directors of any Affiliate for which Employee performs services, to the extent that such policies and procedures differ from or are in addition to the Policies adopted by Employer.
(c)
Standards of Performance. Employee shall provide the Services consistent with the following standards of performance:
(i)
Accepted standards of Chief Medical Officer;
(ii)
Applicable laws, rules and regulations, including, without limitation, Medicare and Medicaid statutes and regulations and the statutes, rules and regulations relating to the licensure of physicians and surgeons and the practice of medicine and the patient privacy and security requirements set forth in the Health Insurance Portability and Accountability Act of 1996, and attendant regulations at 45 C.F.R. Parts 160 and 164 (the “Privacy and Security Standards”), as amended by the federal Health Information Technology for Economic and Clinical Health Act (“HITECH Act”) and its implementing regulations, as may be modified or amended, including future issuance of regulations and guidance by the United States Department of Health and Human Services (collectively “HIPAA”), and any applicable state patient privacy and security laws. Employee shall notify Employer within 24 hours of any Privacy Breach of which he or she becomes aware. “Privacy Breach” means the unlawful or unauthorized access to, viewing, acquisition, use, or disclosure of protected health information, as defined by HIPAA (“PHI”).
(iii)
Employer guidelines, policies and protocols as may be established by Employer from time to time.
(iv)
The terms and conditions of this Agreement.
(d)
Professional Requirements. Employee covenants, warrants, and represents that Employee shall at all times during the Term:
(i)
Comply with all applicable laws, rules, and standards, including, without limitation, those of the California Medical Board or other applicable state authority;
(ii)
Have a valid drug enforcement agency number with which to prescribe controlled substances; and be certified (or agree to be certified) as a Medicare/Medicaid provider without having been excluded from any such programs;
(iii)
Maintain Employee’s professional competence and skills commensurate with the standards of the medical community; and
(iv)
Notify Employer within twenty four (24) hours of any: (i) modification, restriction, suspension or revocation of Employee’s license to practice; (ii) modification, restriction, suspension, or revocation of Employee’s authorization to prescribe or to administer controlled substances; (iii) imposition of sanctions against Employee under the Medicaid or Medicare program, or any other governmental program; or (iv) other professional disciplinary action or criminal or professional liability action of any kind against Employee which is either initiated, in progress, or completed as of the Effective Date of this Agreement and at any other time during the Term of this Agreement.
(v)
Records and Reports. Employee shall timely (within 24 hours) and properly complete, in accordance with Employer policies, all medical records and reports for patients for whom Employee has provided Services. Employee shall be liable for all damages or losses that Employer may incur as a result of such failure.
(vi)
Continuing Education. Employee shall participate in continuing education as necessary to maintain licensure, professional competence and skills commensurate with the standards of the medical/clinical community, as otherwise required by Employee’s profession and as required to effectively perform Employee’s obligations under this Agreement;
(vii)
The Employer agrees to five (5) days per year of CME time and reimbursement up to $5,000 per year to cover the reasonable and necessary expenses associated with the Employee participation in Continuing Medical Education (CME) activities;
(viii)
Eligible expenses include, but are not limited to, registration fees, conferences, journals, board certification, society memberships and other related costs directly associated with approved CME activities.
(ix)
Quality Initiatives. Employee shall comply and cooperate with all utilization management, quality assurance, risk management, peer review and credentialing programs and audits, and other policies and procedures, as adopted or amended by Employer or otherwise applicable to Employee.
(e)
No Conflicting Obligations. Employee represents and warrants to Employer that Employee is under no obligations or commitments, whether contractual or otherwise, that are inconsistent with Employee’s obligations under this Agreement or that would prohibit Employee, contractually or otherwise, from performing Employee’s duties under this Agreement and the Policies; provided, however, that Employee may participate as a

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member of the board of directors or advisory board of other entities and in professional organizations and civic and charitable organizations, so long as any such positions are disclosed to the Board and do not materially interfere with the Employee’s responsibilities and duties to the Employer.
(f)
No Unauthorized Use of Third-Party Intellectual Property. Employee represents and warrants to Employer that Employee will not use or disclose, in connection with Employee’s employment by Employer or any Affiliate, any patents, trade secrets, confidential information, or other proprietary information or intellectual property as to which any other person has any right, title or interest, except to the extent that Employer or its Affiliate holds a valid license or other written permission for such use from the owner(s) thereof. Employee represents and warrants to Employer that Employee has returned all property and confidential information belonging to any prior employer.
2.
Term. The initial term of this Agreement, as amended and restated, shall be the period commencing on the Restatement Date and ending on December 31, 2026. The term of this Agreement shall automatically renew for an additional year on each applicable anniversary of the Restatement Date unless either Party gives the other written notice of intent not to renew at least sixty (60) days prior to such date. Notwithstanding the foregoing, the initial term and any renewal year shall be subject to earlier termination as provided in Section 4 below. The initial term and any renewal years are referred to herein as the “Term”.
3.
Compensation and Related Matters. Employer shall provide Employee with the compensation and benefits set forth in this Section 3 during the Term. Authority to take action under this Section 3 with respect to the Employee’s compensation and benefits may be delegated by the Board to its compensation committee.
(a)
Base Salary. The Employer shall pay the Employee, as an exempt employee, for all services rendered a base salary of $700,000.00 per year (the “Base Salary”), payable, bi-weekly, and in accordance with the Employer’s payroll procedures, subject to customary withholdings and employment taxes. The Base Salary shall be evaluated at least annually by the Board for increase only.
(b)
Initial Stock Award. As soon as practicable following the Effective Date, Employee was granted a restricted stock award (the “Initial Stock Award”) of common shares issued by Astrana Health in the amount of 85,130 shares, which is to be time vested in annual increments of 33.3% of the shares per year on each anniversary of the Start Date over three (3) full years of Employee’s active and continuous full-time employment (28,376 shares after 1 year, 28,376 shares after 2 years, and 28,376 after 3 years of service). This Initial Stock Award was offered as an inducement for Employee to accept employment with Employer on the terms of this Agreement and was subject to approval by the Compensation Committee of Employer’s Board of Directors. The definition of Fair Market Value, and other applicable terms and provisions are set forth in the ASTRANA HEALTH, INC. EMPLOYMENT INDUCEMENT AWARD PLAN (“Inducement Plan”). The terms and provisions of the Inducement Plan are hereby incorporated into this Agreement and are made applicable to the Initial Stock Award.

Additionally, should both Dr. Kenneth Sim, Executive Chairman, and Brandon Sim, CEO, no longer be employed by Astrana Health (and / or its successor) or sit on the Board, all unvested shares of the Initial Stock Award will immediately vest.

(c)
Performance Equity Award. Additionally, the Employee was granted a performance-based restricted stock award (the “Performance Equity Award”) of 65,265 shares. This Performance Equity Award was offered as an inducement for Employee to accept employment with Employer on the terms of this Agreement and was subject to approval by the Compensation Committee of Employer’s Board of Directors. The definition of Fair Market Value, and other applicable terms and provisions are set forth in the Inducement Plan. The terms and provisions of the Inducement Plan are hereby incorporated into this Agreement and are made applicable to the Performance Equity Award. All performance-based equity grants will have both a performance based and a time-based component, both of which must be met in order for the shares to vest to the Employee. Both the time-based vesting schedule and performance targets as defined in Exhibit B must be fulfilled for the shares to vest to Employee. For avoidance of doubt, for the Employee to vest the shares granted in this Addendum, both the appropriate amount of time must have passed as well as the performance targets having been accomplished for the shares to vest to Employee.

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For each of the Performance Targets listed in Exhibit B, Employer, in its sole discretion, shall make a calculation and determine (“Determination”), in good faith, whether such triggers were successfully achieved. Employee will not have any right to audit the Determination by Employer, and Employer is under no obligation to share the Determination with Employee.

The Performance Targets, if earned, subject to Determination, will be payable in accordance with the Employer’s payroll procedures, subject to customary withholdings and employment taxes.

Similar to the Initial Stock Award, should both Dr. Kenneth Sim, Executive Chairman, and Brandon Sim, CEO, no longer be employed by Astrana Health (and / or its successor) or sit on the Board, all earned but unvested shares under the Performance Equity Award, and all earned but unvested shares under any other performance-based equity award then held by Employee, will immediately vest.

(d)
Annual Bonus. In the Employer’s sole discretion, the Employee is eligible to receive an annual cash bonus (the “Annual Bonus”) with a target Annual Bonus opportunity of 100% of the Employee’s Base Salary for each fiscal year during the Term on such terms and conditions as the Board shall determine in its discretion consistent with the terms of the Employer’s business plan. The target Annual Bonus opportunity (as a percentage of Base Salary) shall be evaluated at least annually by the Board for increase only.

(e)
Long Term Incentive Awards. In the Employer’s sole discretion, the Employee may be eligible to participate in any long term incentive plan that may be available to similarly positioned executives. The Board may determine to grant long-term incentive awards in cash or in equity awards settled in shares of the Employer’s or its Affiliates’ stock, including but not limited to stock options, restricted stock and performance shares. Any equity or options will be granted according to the latest Equity Incentive Plan approved by the Board and the stockholders of Astrana Health. A “No Fault Separation” means that, during the Term, either the Employee has resigned for Good Reason (as defined in Section 4(e) below), the Employer has terminated the Employee’s employment without Cause (as defined in Section 4(d) below or the Employee terminates employment on account of death or Disability (as defined in Sections 4(a) & (b) below). In the event the Employee terminates service due to a No Fault Separation, any requirements under any long-term incentive award held by the Employee shall be deemed to have been satisfied by the Employer immediately prior to such termination. For avoidance of doubt, a No Fault Separation entitles the Employee to be 100% vested with respect to any stock options with vesting conditions based solely on continued employment, and to be entitled to payment with respect to any long-term incentive award subject to corporate or business goals to the extent that such goals are met during the performance period on the same basis as if he had remained continuously employed with the Employer.

(f)
Paid Time Off. During the Term, the Employee will be eligible for paid time off in accordance with and subject to all of the terms and conditions of the Employer’s Paid Time Off policy (which such policy is compliant with CA’s Paid Sick Leave requirements, to the extent applicable), as such policy may be amended from time to time in the Employer’s sole discretion. Employee will also be eligible for paid holidays, in accordance with and subject to all of the terms and conditions of the Employer’s policies, as such policies may be amended from time to time or terminated in the Employer’s sole discretion.
(g)
Expenses. The Employee shall be entitled to prompt reimbursement of reasonable and usual business expenses incurred on behalf of Employer in accordance with the Employer’s expense reimbursement policy.
(h)
The Employer shall cover up to $5,000.00 per year in expenses on the Employee behalf for but not limited to medical licensure, DEA fees, hospital dues, or related expenses upon invoices being sent to Astrana Health.
(i)
Benefits. The Employee shall be entitled to continue to participate in or receive benefits under any employee benefit plan or arrangement which is or may, in the future, be made available by the Employer to its employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plan or arrangement. Irrespective of other benefits provided to employees, the Employee’s benefits package shall include: (i) the Employer’s payment of premiums for medical, dental and vision care coverage; (ii) the Employer’s payment

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of insurance premiums for short-term and long-term disability insurance providing for no less than sixty percent (60%) of Employee’s Base Salary to be payable to the Employee as long as the covered disability persists in a manner that substantially prevents employment in the same occupation as the position Employee last held with Employer but not beyond age sixty-five (65); and (iii) the Employer’s payment of insurance premiums for term life insurance providing for no less than two million dollars of coverage (subject to meeting applicable underwriting requirements).
(j)
Professional Liability Insurance.
(1)
If Employee has engaged in the practice of medicine prior to commencing services under this Agreement, Employee represents and warrants that Employee has adequate “tail” (i.e., extended reporting) coverage in connection with any cancellation of Employee’s current professional liability policy.
(2)
The Employer shall add Employee as an additional insured on the Employer’s professional liability insurance, for services solely related to or arising from services provided by Employee under the terms of this Agreement or, at Employer’s election, if Employer has established a professional liability self-insurance program, Employer may include Employee within such self-insurance program.
(3)
Tail Insurance. Upon termination of this Agreement for any reason, Employer will indemnify Employee for professional liability claims, for services; (i) solely related to or arising from services provided by Employee under the terms of this Agreement, (ii) occurring during the period of employment, and (iii) reported either during the Term or after termination of employment, up to amounts provided for other physicians then employed by the Employer in the area. Employer agrees that if, for any reason, Employer shall require Employee to obtain ‘tail insurance’ at the termination of his/her employment hereunder, Employer shall pay the entire cost of such insurance.
(k)
Tax Withholding. The Employer shall undertake to make deductions, withholdings and tax reports with respect to payments and benefits under this Agreement, to the extent it reasonably and in good faith believes it is required to make such deductions, withholdings and tax reports. Payments with respect to compensation and benefits referred to under this Agreement shall be in amounts net of any such deductions or withholdings. Nothing in this Agreement shall be construed to require the Employer to make any payments to compensate the Employee for any adverse tax effect associated with any payments or benefits, or for any deduction or withholding from any payment or benefit. Employee will be solely responsible for and will satisfy all of Employee’s tax obligations associated with all compensation paid or provided to Employee under this Employment Agreement. Employee acknowledges and agrees that Employee is not relying on any advice from the Employer or any Employer affiliate, officer, director, employee, agent or attorney with respect to any tax issue relating to this Employment Agreement.
(l)
Directors And Officers Insurance. Employee will be covered as a named insured within the Directors and Officers insurance policy of the Employer and its Affiliates.
(m)
Other Notable Considerations
(1)
If Employee succeeds in CMO role, both Employee and Employer (and/or its successors) will utilize best efforts to add Employee to the Board.
(2)
If the Employee moves to the Board after working 24 months (or another mutually agreed upon timeframe) as full-time CMO and helps Employer successfully recruit and onboard a mutually agreed upon CMO successor, the time-based Initial Stock Award will continue to vest.
(3)
The Employee acknowledges and declares that, as of January 22nd, 2024, he currently serves as a member of the board of advisors for two companies, namely Stellar Health and Ounce of Care. The individual expresses the intention to continue providing advisory services

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to these two companies while concurrently expressing interest to serve on the board of advisors for an additional two companies. The individual agrees to manage their commitments responsibly, ensuring that their advisory roles do not conflict with their obligations to Astrana Health. This commitment includes dedicating an appropriate amount of time and attention to fulfill the duties and responsibilities associated with each advisory position. The individual agrees to promptly notify Astrana Health of any potential conflicts of interest and will work collaboratively to address such situations in a transparent and ethical manner.
4.
Termination. The Employee’s employment hereunder may be terminated during the Term without any breach of this Agreement under the following circumstances:
(a)
Death. The Employee’s employment hereunder shall terminate upon the Employee’s death.
(b)
Disability. The Employer may terminate the Employee’s employment if the Employee is disabled for 90 or more consecutive days and, because of the disability, is unable to perform the essential functions of the Employee’s then existing position or positions under this Agreement with or without reasonable accommodation. This provision is not intended to reduce any rights the Employee may have pursuant to any law, including without limitation (and to the extent applicable) the California Family Rights Act, the Family and Medical Leave Act, the California Fair Employment and Housing Act, and the Americans with Disabilities Act.
(c)
Termination by the Employer for Cause. At any time during the Term, the Employer may terminate the Employee’s employment hereunder for Cause. For purposes of this Agreement, “Cause” shall mean: (i) conduct by the Employee constituting a material act of willful misconduct in connection with the performance of the Employee’s duties that results in loss, damage or injury that is material to the Employer; (ii) the Employee’s conviction of, or plea of guilty or nolo contendere to, any felony; (iii) continued, willful and deliberate non-performance by the Employee of the Employee’s duties hereunder (other than by reason of the Employee’s physical or mental illness, incapacity or disability); (iv) a material breach by the Employee of Section 6 of this Agreement that results in loss, damage or injury that is material to the Employer; (v) willful failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Employer to cooperate, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation or the willful inducement of others to fail to cooperate or to produce documents or other materials in connection with such investigations; or (vi) fraud, embezzlement or theft against the Employer or any of its Affiliates (as defined in Section 6(a) below). With respect to the events in (i), (iii) and (iv) herein, the Employer shall have delivered written notice to the Employee of its intention to terminate the Employee’s employment for Cause, which notice specifies in reasonable detail the circumstances claimed to give rise to the Employer’s right to terminate the Employee’s employment for Cause and the Employee shall not have cured such circumstances to the extent such circumstances are reasonably susceptible to cure as determined by the Board in good faith within sixty (60) days following the Employer’s delivery of such notice. For avoidance of doubt, “Cause” shall not include (1) expense reimbursement disputes in which the Employee acts in reasonable good faith; (2) occasional, customary and de minimis use of the Employer’s property for personal purposes; and (3) acting in good faith upon advice of Employer’s legal counsel.

(d)
Termination by Employer without Cause. At any time during the Term, the Employer may terminate the Employee’s employment hereunder without Cause by providing the Employee with sixty (60) days advance written notice. Any termination by the Employer of the Employee’s employment under this Agreement that does not constitute a termination for Cause under Section 4(c) and does not result from the death or Disability of the Employee under Sections 4(a) or 4(b) shall be deemed a termination without Cause under this Section 4(d). Any suspension of the Employee’s employment with pay or benefits by the Board in good faith pending an investigation of alleged improper activities by the Employee that, if determined to be accurate, would be grounds for a Cause termination, shall not be considered a termination of the Employee’s employment without Cause or provide with Good Reason to terminate employment.
(e)
Termination by the Employee. At any time during the Term, the Employee may terminate his employment hereunder for any reason, including, but not limited to, Good Reason. For purposes of this Agreement, “Good Reason” shall mean that the Employee has complied with the “Good Reason Process” (hereinafter defined) following the occurrence of any of the following events without the Employee’s written consent: (i) a reduction in the Employee’s Base Salary; (ii) a diminution in the Employee’s responsibilities, authority or duties (including,

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without limitation, a requirement that the Employee report to any person other than Brandon Sim, Chief Executive Officer and President); or (iii) the material breach of this Agreement by the Employer, including but not limited to a failure to pay Base Salary or Annual Bonus when due under this Agreement; or (iv) Brandon Sim is no longer part of the management team of Astrana Health or one of its wholly owned subsidiaries. “Good Reason Process” shall mean (A) the Employee reasonably determines in good faith that a “Good Reason” condition has occurred; (B) the Employee notifies the Employer in writing of the occurrence of the Good Reason condition within (60) days of the occurrence of such condition; (C) the Employee cooperates in good faith with the Employer’s efforts, for a period of sixty (60) days following such notice (the “Cure Period”), to remedy the condition; (D) notwithstanding such efforts, the Good Reason condition continues to exist; and (E) the Employee terminates his employment within fourteen (14) days after the end of the Cure Period. If the Employer cures the Good Reason condition during the Cure Period, Good Reason shall be deemed not to have occurred.
(f)
Change of Control. For purposes of this Agreement, “Change of Control” means the occurrence of any of the following:
(1)
Any person (within the meaning Section 3(a)(9) of the Securities Exchange Act of 1934, as amended, and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof) becomes the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of Astrana Health representing more than 30% of the total voting power or value represented by Astrana Health’s then outstanding voting securities (excluding for this purpose any such voting securities held by Astrana Health or its subsidiaries or by any employee benefit plan of the Astrana Health or a subsidiary) pursuant to a transaction or a series of related transactions; or
(2)
The closing of either (A) A merger or consolidation of Astrana Health whether or not approved by the Board, other than a merger or consolidation which would result in the voting securities of Astrana Health outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) more than 50% of the total voting power or value represented by the voting securities of Astrana Health or such surviving entity or parent of such corporation, as the case may be, outstanding immediately after such merger or consolidation; or (B) the sale or disposition by Astrana Health of all or substantially all of Astrana Health’s assets; or
(3)
A change in the composition of the Board, as a result of which fewer than a majority of the members of the Board are Incumbent Directors. For this purpose, “Incumbent Directors” shall mean members of the Board who either (A) are directors of Astrana Health on the date twenty-four (24) months prior to the date of the event that may constitute a Change of Control, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors of Astrana Health).
(g)
Notice of Termination. Except for termination as specified in Section 4(a), any termination of the Employee’s employment shall be communicated by written Notice of Termination by the terminating Party to the other Party hereto. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon.
(h)
Date of Termination. “Date of Termination” shall mean the earliest of the following: (i) if the Employee’s employment is terminated by the Employee’s death, the date of the Employee’s death; (ii) if the Employee’s employment is terminated on account of Disability under Section 4(b) or by the Employer for Cause under Section 4(c), the date on which Notice of Termination is given that follows any applicable required cure period; (iii) if the Employee’s employment is terminated by the Employer under Section 4(d), sixty (60) days after the date on which a Notice of Termination is given; (iv) if the Employee’s employment is terminated by the Employee under Section 4(e) without Good Reason, sixty (60) days after the date of which a Notice of Termination is given or such shorter period agreed to by the Employer; or (v) if the Employee’s employment is terminated by the Employee under

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Section 4(e) with Good Reason, the date on which Notice of Termination is given after the end of the Cure Period. Notwithstanding the foregoing, in the event that the Employee gives a Notice of Termination to the Employer, the Employer may unilaterally accelerate the Date of Termination but such acceleration shall nevertheless be deemed a termination without Cause by the Employer, on the accelerated date for purposes of this Agreement. For purposes of determining the time when the Severance Amount is to be paid under Section 5(b)(i) of this Agreement, “Date of Termination” means the Employee’s separation from service as defined under Section 409A.
5.
Compensation upon Termination.
(a)
Accrued Benefits. If the Employee’s employment with the Employer is terminated for any reason during the Term, the Employer shall pay or provide the Employee (or the Employee’s authorized representative or estate) any earned but unpaid Base Salary or Annual Bonus for services rendered through the Date of Termination, unpaid expense reimbursements, and accrued but unused paid time off (the “Accrued Benefits”) within the time prescribed by applicable law. With respect to vested compensation or benefits the Employee may have under any employee benefit or compensation plan, program or arrangement of the Employer, payment will be made to the Employee under the terms of the applicable plan, program or arrangement.
(b)
Termination by the Employer without Cause or by the Employee with Good Reason. If the Employee’s employment is terminated by the Employer without Cause as provided in Section 4(d), or the Employee terminates his employment for Good Reason as provided in Section 4(e), then (x) the Employer shall, through the Date of Termination, pay the Employee his or her Accrued Benefits, and (y) if the Employee signs a general release of claims on a form provided by the Employer for such purpose (the “Release”) within twenty-one (21) days of the receipt of the form of the Release (extended to forty-five (45) days in the event of a group termination or exit incentive program) and does not revoke such Release during the seven-day revocation period:
(i)
the Employer shall pay the Employee an amount equal to one (1) year of the Employee’s most recent Base Salary, if such termination occurs outside of the Change of Control Protection Period, or two (2) years of the Employee’s most recent Base Salary, if such termination occurs during the Change of Control Protection Period (but in any case determined prior to any action involving Base Salary that would constitute Good Reason) (the “Severance Amount”), subject to such payroll deductions and withholdings as are required by law. The Severance Amount shall be paid in substantially equal amounts on each payroll date over a one-year period, if such termination occurs outside of the Change of Control Protection Period, or over a two-year period, if such termination occurs during the Change of Control Protection Period, in either case commencing as soon as practicable after the Release becomes effective and irrevocable in accordance with its terms; and
(ii)
the Employer shall pay the Employee an amount in cash equal to the Employer’s premium amounts paid for coverage of Employee at the time of the Employee’s termination of coverage under the Employer’s group medical, dental and vision programs for a period of twelve (12) months, if such termination occurs outside of the Change of Control Protection Period, or a period of twenty-four (24) months, if such termination occurs during the Change of Control Protection Period, to be paid directly to the Employee at the same times such payments would be paid on behalf of a current employee for such coverage; provided, however:

(A) No payments shall be made under this paragraph (ii) unless and until the Employee timely elects continued coverage under such plan(s) pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 as amended (“COBRA”).

(B) This paragraph (ii) shall not be read or construed as placing any restrictions upon amounts paid under this paragraph (ii) as to their use.

(C) Payments under this paragraph (ii) shall cease as of the earliest to occur of the following: (1) the Employee is no longer eligible for and continuing to receive the COBRA coverage elected in subparagraph (A); (2) the time period set forth in the first sentence of this paragraph (ii); (3) the date on which the Employee first becomes eligible to enroll in a group health

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plan in which eligibility is based on employment with an employer; and (4) if the Employer in good faith determines that payments under this paragraph (ii) would result in a discriminatory health plan pursuant to the Patient Protection and Affordable Care Act of 2010, as amended.

(iii)
For purposes of this Section 5(b), the “Change of Control Protection Period” means the period beginning on (and including) the date of a Change of Control and ending on the second anniversary of such Change of Control.
(iv)
Each individual payment of Severance Amount under Section 5(b)(i), and each payment under Section 5(b)(ii) of this Agreement, shall be deemed to be a separate “payment” for purposes and within the meaning of Treasury Regulation Section 1.409A-2(b)(2)(iii).
(v)
For each individual payment of the Severance Amount under Section 5(b)(i), and each payment under Section 5(b)(ii), of this Agreement, to the extent considered “non-qualified deferred compensation” (“NQDC”) under Section 409A, then the Employer shall make any such payment not earlier than the earlier of: (x) the first payroll date which is six (6) months following the Employee’s separation from service (as defined under Section 409A) with the Employer, or (y) the date of Employee’s death. The Employer may in its sole discretion accelerate or defer (but not beyond the time limit set forth below) any severance payments which do not constitute NQDC in order to allow for the payment of taxes due, but not beyond the time limit specified for such payment such that the payment would be treated as NQDC. Further, in the event that the period in which Employee is required to provide the Release begins in one calendar year and ends in the next calendar year, then, solely to the extent necessary to comply with Section 409A, any payment pursuant to Section 5(b)(i) or Section 5(b)(ii) shall be made during the later calendar year. For purposes of this Section 5, “Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

6.
Confidential Information/Competitive Activities/Intellectual Property/ Cooperation.
(a)
Definitions. As used in this Agreement:
(i)
“Affiliate” means, as to any Person, (A) any other Person which directly, or indirectly through one or more intermediaries, controls such Person or is consolidated with such Person in accordance with GAAP, (ii) any other Person which directly, or indirectly through one or more intermediaries, is controlled by or is under common control with such Person, or (B) any other Person of which such Person owns, directly or indirectly, fifty percent (50%) or more of the common stock or equivalent equity interests. As used herein, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or otherwise.
(ii)
“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization.
(iii)
“Confidential Information” means information belonging to the Employer or its Affiliates which is of value to the Employer or any of its Affiliates in the course of conducting its business (whether having existed, now existing, or to be developed or created during Employee’s employment by Employer) and the disclosure of which could result in a competitive or other disadvantage to the Employer or its Affiliates. Confidential Information includes, without limitation, contract terms and rates; negotiating and contracting strategies; financial information, reports, and forecasts; inventions, improvements and other intellectual property; product plans or proposed product plans; trade secrets; designs, processes or formulae; software; employee, customer, patient, provider and supplier information; information from patient medical records; financial data; insurance reimbursement methodologies, strategies and practices; product and service pricing methodologies, strategies and practices; contracts with physicians, providers, provider networks, payors, physician databases and contracts with hospitals; regulatory and clinical manuals; and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities) that have

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been discussed or considered by the Employer or its Affiliates, including, without limitation, the management of the Employer or its Affiliates. Confidential Information includes information developed by the Employee in the course of the Employee’s employment by the Employer, as well as other information to which the Employee may have access in connection with the Employee’s employment. Confidential Information also includes the confidential information of others with which the Employer or its Affiliates has a business relationship. Notwithstanding the foregoing, Confidential Information does not include information in the public domain, unless due to breach of the Employee’s duties under Section 6(b), unless otherwise due to Employee’s breach of the obligations in this Agreement, or unless due to violation of another Person’s obligations to the Employer or its Affiliates that Employee should have taken reasonable measures to prevent but that Employee did not take.
(b)
Confidentiality. The Employee understands and agrees that the Employee’s employment creates a relationship of confidence and trust between the Employer and the Employee with respect to all Confidential Information. At all times, both during the Employee’s employment with the Employer and after the Employee’s termination from employment for any reason, the Employee shall keep in confidence and trust all such Confidential Information, and shall not use, disclose, or transfer any such Confidential Information without the written consent of the Employer, except as may be necessary within the scope of Employee’s duties with Employer and in the ordinary course of performing the Employee’s duties to the Employer or as otherwise provided in Section 6(c). Employee understands and agrees not to sell, license or otherwise exploit any products or services which embody or otherwise exploit in whole or in part any Confidential Information or materials. Employee acknowledges and agrees that the sale, misappropriation, or unauthorized use or disclosure in writing, orally or by electronic means, at any time of Confidential Information obtained by Employee during or in connection with the course of Employee’s employment constitutes unfair competition. Employee agrees and promises not to engage in unfair competition with Employer or its Affiliates, either during employment, or at any time thereafter. Employee further agrees (unless required by the Employer in connection with employment or with the Employer's express written consent) not to copy, take, or remove any of the Employer's books, records, customer lists, or any other documents or materials from the Employer's premises, including Human Resources manuals, materials, and forms. The Employee shall not, at any time whatsoever, either during the Term of this Agreement or after its termination, disclose to others, either directly or indirectly, or take or use for the Employee’s own competitive purposes or the competitive purposes of others, either directly or indirectly, any confidential information, knowledge or data of the Employer. Upon (a) the voluntary or involuntary termination of employment with the Employer for whatever reason; or (b) at any time the Employer demands, Employee shall promptly deliver to the Employer at his or her sole cost any and all of the Employer's books, records, confidential information, and/or any other documents or materials which are in Employee’s possession or under Employee’s control or any copies thereof.
(c)
Protected Rights. Notwithstanding anything to the contrary in this Section 6, this Agreement is not intended to, and shall not, in any way prohibit, limit or otherwise interfere with the Employee’s protected rights under federal, state or local law to, without notice to the Employer, (i) communicate or file a charge with a government regulator; (ii) participate in an investigation or proceeding conducted by a government regulator; or (iii) receive an award paid by a government regulator for providing information.
(d)
Documents, Records, etc. All documents, records, data, apparatus, equipment and other physical property, whether or not pertaining to Confidential Information, that are furnished to the Employee by the Employer or its Affiliates or are produced by the Employee in connection with the Employee’s employment will be and remain the sole property of the Employer and its Affiliates. The Employee shall return to the Employer all such materials and property as and when requested by the Employer. In any event, the Employee shall return all such materials and property immediately upon termination of the Employee’s employment for any reason. The Employee shall not retain any such material or property or any copies thereof after such termination. It is specifically agreed that any documents, card files, notebooks, programs, or similar items containing customer or patient information are the property of the Employer and its Affiliates regardless of by whom they were compiled.
(e)
Notice to Employee. Employee acknowledges that the Employer has informed Employee that in accordance with 18 U.S.C. § 1833(b), that Employee may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret where the disclosure either is made (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the

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purpose of reporting or investigating a suspected violation of law; or is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
(f)
Disclosure Prevention. The Employee will take all reasonable precautions to prevent the inadvertent or accidental exposure of Confidential Information.
(g)
Removal of Material. The Employee will not remove any Confidential Information from the Employer’s or its Affiliate’s premises except for use in the Employer’s business, and only consistent with the Employee’s duties with the Employer.
(h)
Copying. The Employee agrees that copying or transferring Confidential Information (by any means) shall be done only as needed in furtherance of and for use in the Employer’s and its Affiliate’s business, and consistent with the Employee’s duties with the Employer. The Employee further agrees that copies of Confidential Information shall be treated with the same degree of confidentiality as the original information and shall be subject to all restrictions herein.
(i)
Computer Security. The Employee agrees to comply with the Employer’s policies and procedures concerning computer security.
(j)
E-Mail. The Employee acknowledges that the Employer retains the right to review any and all electronic mail communications made with employer provided email accounts, hardware, software, or networks, with or without notice, at any time.
(k)
Assignment. The Employee acknowledges that any and all inventions, discoveries, designs, developments, methods, modifications, trade secrets, processes, software, formulae, data, “know-how,” databases, algorithms, techniques and works of authorship whether or not patentable or protectable by copyright or trade secret, made or conceived, first reduced to practice, or learned by the Employee, either alone or jointly with others, during the Term that (i) relate to or are useful in the business of the Employer or its Affiliates, or (ii) are conceived, made or worked on at the expense of or during the Employee’s work time for the Employer, or using any resources or materials of the Employer or its Affiliates, or (iii) arise out of tasks assigned to the Employee by the Employer (together “Proprietary Inventions”) will be the sole property of the Employer or its Affiliates. The Employee acknowledges that all work performed by the Employee is on a “work for hire” basis and the Employee hereby assigns or agrees to assign to the Employer the Employee’s entire right, title and interest in and to any and all Proprietary Inventions and related intellectual property rights. The Employee agrees to assist the Employer to obtain, maintain and enforce intellectual property rights for Proprietary Inventions in any and all countries during the Term, and thereafter for as long as such intellectual property rights exist.

NOTICE TO CALIFORNIA EMPLOYEES

Pursuant to California Labor Code §2870, an agreement requiring the employee to assign or offer to assign any of his or her rights in any invention to his or her employer does not apply to an invention which qualifies fully under the provisions of California Labor Code § 2870, which provides as follows:

“(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

“(1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

“(2) Result from any work performed by the employee for the employer.

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“(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.”

(l)
Restricted Activities. Employee agrees and covenants that, at any time during Employee’s employment with the Employer and for a period of twelve (12) months immediately following the termination of Employee’s relationship with the Employer for any reason, whether with or without cause, Employee shall not, either on Employee’s own behalf or on behalf of any other Person: take any action or engage in any unfair business practice, including, without limitation, any misappropriation of confidential, proprietary or trade secret information of the Employer or its Affiliates, as a result of which relations between the Employer or its Affiliates, and any of their customers, clients, suppliers, distributors or others, may be impaired or which might otherwise be detrimental to the business interests or reputation of the Employer or its Affiliates. Employee acknowledges that there is a substantial likelihood that the activities described in this Section would (a) involve the unauthorized use or disclosure of Employer’s or an Affiliate’s Confidential Information and that use or disclosure would be extremely difficult to detect, and (b) result in substantial competitive harm to the business of Employer or an Affiliate. Employee has accepted the limitations of this Section as a reasonably practicable and unrestrictive means of preventing such use or disclosure of Confidential Information and preventing such competitive harm.
(m)
Third-Party Agreements and Rights. The Employee hereby confirms that the Employee is not bound by the terms of any agreement with any previous employer or other party which restricts in any way the Employee’s use or disclosure of information or the Employee’s engagement in any business except as Employee has previously provided written notice to Employer and has attached to this Agreement. The Employee represents to the Employer that the Employee’s execution of this Agreement, the Employee’s employment with the Employer and the performance of the Employee’s proposed duties for the Employer will not violate any obligations the Employee may have to any previous employer or other party. In Employee’s work for Employer, Employee will not disclose or use any information in violation of any agreements with or rights of any such previous employer or other party, and Employee will not bring into (by any means) the premises of Employer any copies or other tangible embodiments of non-public information belonging to or obtained from any such previous employment or other Person.
(n)
Litigation and Regulatory Cooperation. During and after the Employee’s employment, the Employee shall cooperate fully with the Employer in the defense or prosecution of any claims or actions now in existence or that may be brought in the future against or on behalf of the Employer that relate to events or occurrences that transpired while the Employee was employed by the Employer. The Employee’s full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Employer at mutually convenient times. During and after the Employee’s employment, the Employee also shall cooperate fully with the Employer in connection with any investigation or review of any federal, state, or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Employee was employed by the Employer. The Employer shall reimburse the Employee for any reasonable out-of-pocket expenses, including, but not limited to, actual missed wages, incurred in connection with the Employee’s performance of obligations pursuant to this Section. “Full cooperation” shall not be construed to in any way require any violation of law or any testimony that is false or misleading.
(o)
Enforcement; Injunction. The Employee acknowledges and agrees that the restrictions contained in this Agreement are reasonable and necessary to protect the business and interests of the Employer and its Affiliates, do not create any undue hardship for the Employee, and that any violation of the restrictions in this Agreement would cause the Employer and its Affiliates substantial irreparable injury. Accordingly, the Employee agrees that a remedy at law for any breach or threatened breach of the covenants or other obligations in Section 6 of this Agreement would be inadequate and that the Employer, in addition to any other remedies available, shall be entitled to obtain preliminary and permanent injunctive relief to secure specific performance of such covenants and to prevent a breach or contemplated or threatened breach of this Agreement without the necessity of proving actual damage and without the necessity of posting bond or security, which the Employee expressly waives. Moreover, the Employee will provide the Employer a full accounting of all proceeds and profits received by the Employee as a result of or in connection with a breach of Section 6 of this Agreement. Unless prohibited by law, the Employer shall have the right to retain any amounts otherwise payable by the Employer to the Employee to satisfy any of the Employee’s obligations as a result of any breach of Section 6 of this Agreement. The Employee hereby agrees to indemnify and hold harmless the Employer and its Affiliates from and against any damages incurred by the Employer or its Affiliates

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as assessed by a court of competent jurisdiction as a result of any breach of Section 6 of this Agreement by the Employee. Likewise, the Employer hereby agrees to indemnify and hold harmless the Employee from and against any damages incurred by the Employee as assessed by a court of competent jurisdiction as a result of any breach of Section 6 of this Agreement by the Employer. The prevailing party shall be entitled to recover its reasonable attorneys’ fees and costs if it prevails in any action to enforce Section 6 of this Agreement. It is the express intention of the parties that the obligations of Section 6 of this Agreement shall survive the termination of the Employee’s employment. The Employee agrees that each obligation specified in Section 6 of this Agreement is a separate and independent covenant that shall survive any termination of this Agreement and that the unenforceability of any of them shall not preclude the enforcement of any other covenants in Section 6 of this Agreement. No change in the Employee’s duties or compensation shall be construed to affect, alter or otherwise release the Employee from the covenants herein.
7.
Successors. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and permitted assigns, except it shall not be binding to Employee where any corporation or entity with which or into which the Employer may be merged or which may succeed to its assets or business wherein there has been a Change of Control, Where succession is permissible, Employee’s obligations are personal and shall not be assigned by Employee. The Employee consents to be bound by the provisions of this Agreement, except in circumstances of a Change of Control, for the benefit of the Employer or its Affiliates to whose employ the Employee may be transferred without the necessity that this Agreement be resigned at the time of such transfer. In the event of the Employee’s death after the Date of Termination but prior to the completion by the Employer of all payments due to the Employee under this Agreement, the Employer shall continue such payments to the Employee’s beneficiary designated in writing to the Employer prior to the Employee’s death (or to the Employee’s estate, if the Employee fails to make such designation).
8.
Enforceability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.
9.
Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

10.
Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to the Employee at the last address for which the Employee has provided written notice to the Employer, or to the Employer at its main office, to the attention of Chief Executive Officer.
11.
Publicity. The Employee hereby grants to the Employer the right to use the Employee’s name and likeness, without additional consideration, on, in and in connection with technical, marketing, regulatory filings and/or disclosure materials published by or for the Employer for the duration of Employee’s employment with Employer.
12.
Conflicting Obligations and Rights. The Employee agrees to inform the Employer in writing of any apparent conflicts between the Employee’s work for the Employer and (a) any obligations the Employee may have to preserve the confidentiality of another’s proprietary information or materials or (b) any rights the Employee claims to any inventions or ideas before using the same on the Employer’s behalf. Otherwise, the Employer may conclude that no such conflict exists and the Employee agrees thereafter to make no such claim against the Employer. The Employer shall receive such disclosures in confidence and consistent with the objectives of avoiding any conflict of obligations and rights or the appearance of any conflict of interest.
13.
Notification of New Employer. In the event that the Employee leaves the employment of the Employer, voluntarily or involuntarily, the Employee agrees to inform any subsequent employer of the Employee’s

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obligations under Section 6 of this Agreement. The Employee further hereby authorizes the Employer to notify the Employee’s new employer about the Employee’s obligations under Section 6 of this Agreement.
14.
Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any previous oral or written communications, negotiations, representations, understandings, or agreements between them. Any modification of this Agreement shall be effective only if set forth in a written document signed by the Employee and a duly authorized officer of the Employer.
15.
Amendment. This Agreement may be amended or modified only by a written instrument signed by the Employee and by a duly authorized representative of the Employer.

16.
Governing Law. This Agreement shall be construed under and be governed in all respects by the laws of the State of Delaware, without giving effect to the conflict of laws principles of such State.
17.
Obligations of Successors. The Employer shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Employer to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Employer would be required to perform if no such succession had taken place.
18.
Compensation Recovery Policy. The Employee expressly acknowledges and agrees that, notwithstanding any provision of this Agreement to the contrary, any compensation granted to, earned by, payable to or received by the Employee shall be subject to forfeiture or repayment to the Employer and its Affiliates, to the extent required by the Astrana Health, Inc. Compensation Recovery Policy, as the same may be amended from time to time (or any successor policy thereto).
19.
Limitation on Payments in Certain Events.
(a)
Limitation on Payments. Notwithstanding anything to the contrary in Section 3 and Section 5 of this Agreement, if any payment or distribution that the Employee would receive pursuant to this Agreement or otherwise (“Payment”) would (a) constitute a “parachute payment” within the meaning of Section 280G of the Code), and (b) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the Employer shall cause to be determined, before any amounts of the Payment are paid to the Employee, which of the following alternative forms of payment would maximize the Employee’s after-tax proceeds: (i) payment in full of the entire amount of the Payment (a “Full Payment”), or (ii) payment of only a part of the Payment so that the Employee receives that largest Payment possible without being subject to the Excise Tax (a “Reduced Payment”), whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax (all computed at the highest marginal rate, net of the maximum reduction in federal income taxes which could be obtained from a deduction of such state and local taxes), results in the Employee’s receipt, on an after-tax basis, of the greater amount of the Payment, notwithstanding that all or some portion the Payment may be subject to the Excise Tax.
(b)
The independent registered public accounting firm engaged by the Employer for general audit purposes as of the day prior to the date the first Payment is due shall make all determinations required to be made under this Section 18. If the independent registered public accounting firm so engaged by the Employer is serving as accountant or auditor for the individual, group or entity effecting the transaction, the Employer shall appoint a nationally recognized independent registered public accounting firm to make the determinations required hereunder. The Employer shall bear all expenses with respect to the determinations by such independent registered public accounting firm required to be made hereunder.
(c)
The independent registered public accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Employer and the Employee at such time as requested by the Employer or the Employee. If the independent registered public accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Payment, it shall furnish the Employer and the Employee with an opinion reasonably acceptable to the

14

Employee that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Parties.
20.
Consent to Jurisdiction; Forum Selection. At all times the Employee and Employer: (a) irrevocably submit to the exclusive jurisdiction of the state and federal courts for the county in which the Employer’s headquarters are located, whichever may have competent subject matter jurisdiction, in any action or proceeding arising out of or relating to this Agreement, and irrevocably agree that all claims in respect of any such action or proceeding may be heard and determined in such court; (b) to the extent permitted by law, irrevocably consent to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such party at the address set forth in this Agreement (or otherwise on record with the Employer); (c) to the extent permitted by law, irrevocably confirm that service of process out of such courts in such manner shall be deemed due service upon such party for the purposes of such action or proceeding; (d) to the extent permitted by law, irrevocably waives (i) any objection the Employee or Employer may have to the laying of venue of any such action or proceeding in any of such courts, or (ii) any claim that the Employee or Employer may have that any such action or proceeding has been brought in an inconvenient forum; and (e) to the extent permitted by law, irrevocably agrees that a final nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section shall affect the right of any party hereto to serve legal process in any manner permitted by law.
21.
Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this Agreement, as amended and restated as set forth herein, has been executed as a sealed instrument by the Employer by its duly authorized officer, and by the Employee, as of the date first above written.

EMPLOYER: ASTRANA HEALTH, INC. By: /s/ Brandon Sim Brandon Sim Chief Executive Officer	EMPLOYEE: Dinesh Kumar, MD Signed: /s/ Dinesh Kumar
Date: 01/31/2025	Date: 02/03/2025

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EXHIBIT A

DUTIES

Employee’s duties shall include but not be limited to the following under the direction of the CEO:

•
Provide clinical leadership and expertise to guide the organization's healthcare practices and policies.
•
Ensure that the organization's clinical services meet high-quality standards and comply with regulations and best practices.
•
Oversee and manage the medical staff, including physicians, nurses, and other healthcare professionals.
•
Develop and implement quality improvement initiatives to enhance patient care and safety.
•
Develop and implement strategies to enhance healthcare quality for Medicaid and Commercial (exchange) populations.
•
Drive improvements in encounter PMPMs through cost-effective care delivery without compromising quality.
•
Collaborate with other executives to develop and execute the organization's strategic goals and objectives, including expanding services, improving patient outcomes, and managing resources effectively.
•
Being a physician leader, playing a key role in maintaining positive relations with the medical staff.
•
Responsible for presenting to external entities and conveying the unity and commitment of the medical staff to the organization's mission and values.
•
Establish and maintain clinical governance structures to promote transparency and accountability in clinical decision-making and patient care.
•
Manage and mitigate clinical and legal risks, including malpractice claims, by implementing appropriate risk management strategies.
•
Develop and update clinical policies and protocols to ensure they reflect the latest evidence-based practices and align with the organization's goals.
•
Work with the financial team to manage the budget for clinical services, ensuring cost-effectiveness while maintaining high-quality care.
•
Develop and implement strategies to improve the health of the population served by the organization, including preventive care and chronic disease management.

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INDUCEMENT PLAN

Employee acknowledges that the Apollo Medical Holdings, Inc. Employment Inducement Award Plan, found at https://www.sec.gov/Archives/edgar/data/1083446/000110465923119527/tm2330755d1_ex10-1.htm (the “Inducement Plan”) contains material terms and provisions regarding certain Inducement awards contemplated by the Agreement and that material information about Apollo Medical Holdings, Inc. and its shares is publicly available at the U.S. Securities and Exchange Commission’s website at https://www.sec.gov/edgar/browse/?CIK=1083446.

It shall be Employee’s sole responsibility to consider the risks and uncertainties thereof, with the help of Employee’s independently-selected and independently-compensated advisors, before entering into an agreement that contemplates participating in the Inducement Plan. Employee affirms having the full and fair opportunity to read and understand the Inducement Plan and to obtain advice and further information on legal, tax, investment and other matters from legal counsel and other professionals. Employer does not provide offer or intend to provide any advice to Employee, and nothing stated or unstated shall be construed as relieving Employee of the sole obligation to read and seek independent advice if necessary or appropriate to understand the terms and conditions of all relevant facts.

Employee shall not be entitled to receive dividends on shares until the shares are earned. Employee hereby unconditionally waives and relinquishes any rights or entitlements, real or imagined, to receive dividends or dividend-equivalent distributions paid on or with respect to common shares or awards valued in shares under the Inducement Plan until and, then only to the extent, the shares shall have been earned. If Employee receives such dividend or distribution nonetheless before the shares are earned, Employee shall surrender the dividend to Employer until such time, if any, as the shares shall have been earned.

Employee shall execute, if requested, an agreement approved by Employer under the Inducement Plan to evidenced awards and shares on the terms described in this Agreement.

INTRODUCTION TO THE SCHEDULE ON THE FOLLOWING PAGE

The tables on the following pages describe the performance-based conditions that will apply with regard to Performance Equity Award referred to in Section 4 of the Agreement within a schedule also showing the time-based conditions.

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